UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT

Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2024

Masterworks Vault 4, LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-12313

Delaware	93-2751431
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1 WORLD TRADE CENTER, 57TH FLOOR, NEW YORK, NY 10007

(Full mailing address of principal executive offices)

(203) 518-5172

(Issuer’s telephone number, including area code)

www.masterworks.com

(Issuer’s website)

Series 326 Class A Ordinary Shares, Series 356 Class A Ordinary Shares, Series 361 Class A Ordinary Shares, Series 363 Class A Ordinary Shares, Series 366 Class A Ordinary Shares, Series 367 Class A Ordinary Shares, Series 368 Class A Ordinary Shares, Series 376 Class A Ordinary Shares, Series 380 Class A Ordinary Shares, Series 381 Class A Ordinary Shares, Series 383 Class A Ordinary Shares, Series 385 Class A Ordinary Shares, Series 387 Class A Ordinary Shares, Series 389 Class A Ordinary Shares, Series 391 Class A Ordinary Shares, Series 392 Class A Ordinary Shares, Series 393 Class A Ordinary Shares, Series 395 Class A Ordinary Shares, Series 403 Class A Ordinary Shares, Series 404 Class A Ordinary Shares, Series 405 Class A Ordinary Shares, Series 407 Class A Ordinary Shares, Series 412 Class A Ordinary Shares, Series 416 Class A Ordinary Shares, Series 418 Class A Ordinary Shares, Series 419 Class A Ordinary Shares, Series 422 Class A Ordinary Shares, Series 424 Class A Ordinary Shares, Series 425 Class A Ordinary Shares, Series 426 Class A Ordinary Shares, Series 427 Class A Ordinary Shares, Series 428 Class A Ordinary Shares, Series 433 Class A Ordinary Shares, Series 434 Class A Ordinary Shares, Series 435 Class A Ordinary Shares, Series 437 Class A Ordinary Shares, Series 440 Class A Ordinary Shares, Series 448 Class A Ordinary Shares, Series 450 Class A Ordinary Shares, Series 454 Class A Ordinary Shares, Series 455 Class A Ordinary Shares, Series 457 Class A Ordinary Shares, Series 458 Class A Ordinary Shares, Series 459 Class A Ordinary Shares, Series 460 Class A Ordinary Shares

(Securities issued pursuant to Regulation A)

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Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors” in our most recent Offering Circular filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings and offering circular supplements filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Annual Report. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Annual Report, whether as a result of new information, future events or otherwise.

Item 1. Business

As used in this Report, “we,” “our,” “ours,” “us,” or the “Company,” refer to Masterworks Vault 4, LLC, a Delaware series limited liability company and, as the context requires, the series of the Company and the segregated portfolios of Masterworks Cayman, SPC that holds title to the Artwork of each series, individually or collectively. “Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries.

Overview

We are a Delaware series limited liability company formed on August 4, 2023 to facilitate investment in distinct artworks (each, an “Artwork” and collectively, the “Artworks”). We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork that we acquire will be owned by a separate series of the Company. Each series will raise investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended (each an “Offering” and, collectively, “Offerings”). The Class A shares of each series represent ordinary membership interests in such series (“Class A shares”) and an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

On or about August 23, 2023, the Company commenced accepting subscriptions for one or more Offerings. As of March 28, 2025, aggregate subscriptions of $49,877,700 had been accepted by the Company and closed upon, resulting in the issuance of an aggregate of 2,493,885 Class A ordinary shares of various series at $20.00 per share. All of the proceeds from each Offering are used to pay, directly or indirectly, for the acquisition of Artwork, and to pay an expense allocation to Masterworks.

During all relevant times following the initial closing of each Offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single entity which may establish internal segregated portfolios. As of December 31, 2024, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

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Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to hold the Artwork for capital appreciation and to display and promote the Artwork so as to enhance its value and broaden its exposure to the art-viewing public. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork.

We are totally reliant on Masterworks to maintain the Artwork and administer our business.

The Art Market

The global art market experienced a contraction in 2024, yet emerging trends suggest a potential moderation. For the full year 2024, global auction sales volume at Christie’s, Sotheby’s and Phillips declined to $8.27 billion, down 26.0% from 2023, partially in the absence of large estate sales of the magnitude seen in prior years and as sellers shifted consignments to private sales. A lack of major Single Owner collections entering the market in 2024, particularly within the fine art segment, significantly impacted the $1 million+ sales bracket.

The slowdown has affected all major regions, with volume in New York, London, and Hong Kong falling 27.0%, 22.9% and 27.5% from 2023 to 2024, respectively. New York remained the most important sales location with a 49.9% market share in 2024. Post-War and Contemporary Art proved the most resilient category, posting a 20.8% decline to $2.9 billion.

Auction sales showed signs of stabilizing, increasing by 2.7% to $4.19 billion in the second half of the year compared to the first. The launch of the Paris edition of ArtBasel, as well as record breaking sales for Edward Ruscha and René Magritte at $68 million and $121 million, respectively, contributed to improving market sentiment.

The market for female artists remained a bright spot, accounting for 13% of the market. Notably, female surrealists shined, including Leonora Carrington, Remedios Varo, and Leonor Fini. Overlooked female Abstract Expressionist artists like Lynne Drexler saw strong demand, and Joan Mitchell reinforced her strong market standing, ranking second only to Andy Warhol in Post-War sales. 2024 marked the first year that the majority of spending toward younger contemporary artists was directed toward women artists.

The Post-War & Contemporary Art category has exhibited price appreciation at an estimated annualized rate of 11.2% from 1995 to 2024, versus 10.1% for the S&P 500 Index, with a correlation factor of (0.09), suggesting art’s potential as a risk diversifier.

The Administrator periodically appraises the Artwork and determines the estimated net asset value per Class A ordinary share, which is reported to shareholders via the Masterworks Platform.

We are otherwise not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations.

Administrative Services

Pursuant to a management services agreement by and between the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio, and the Administrator (the “Services Agreement”), the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in each segregated portfolio of Masterworks Cayman (“SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum. SPC Preferred shares have a liquidation preference of $20.00 per share. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Artwork of a series or us, as applicable. Because the Company has no employees and no liquid capital resources, the Company is totally reliant on the Administrator to maintain the Artwork of each series and administer each series’ operations. We may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, the Administrator would be permitted to charge a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Christie’s or Phillips in effect at such time.

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Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities, such as galleries, and individuals who are selling or seeking to sell similar artworks. These other parties may be willing to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors prevailing in the art market, such as the available supply of similar artworks for sale.

Government Regulation

As tangible personal property, art is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Art transactions that cross international borders may be subject to tariffs, duties, and other trade regulations. Recent fluctuations in global trade policy may impact the art market, with certain categories of artwork facing tariffs as high as 25% when imported from specific countries. These tariffs can substantially affect acquisition costs, shipping logistics, and overall investment returns. Our business model requires constant monitoring of these evolving trade policies to optimize transaction structures and minimize unnecessary costs to investors. We maintain relationships with customs specialists to navigate these complexities efficiently.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

Risk Factors

Investing in the Class A shares of a series involves a high degree of risk and are only suitable for investors who can hold their investment for an indefinite period and can afford to lose their entire investment. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Class A shares of a series. Prospective investors should consult their accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in a series of the Company. Set forth below is a summary of certain risks that should be considered before making an investment.

Each series owns a unique artwork and whether or not a series will be able to deliver capital appreciation to investors is largely dependent on the art market, which we cannot control. We cannot make any assurance that our business model will be successful. Our operations are dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

We do not expect any series to generate any material amount of revenues and Class A shares do not generate current yield. We do not expect any series to generate any material revenue, so investors will only recognize a return on their investment if the Artwork held by a series is sold or they are able to sell their shares and must be prepared to hold their investment for an indefinite period. An investment in the Class A shares of a series is unsuitable for investors seeking current yield and is only suitable for those seeking long term capital appreciation.

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We are undiversified. Investing in a series is highly risky since 100% of such investment is concentrated in a single artwork.

Your ability to trade shares or otherwise exit your investment is highly uncertain. There is no active public market for the Class A shares of a series and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist. Although we facilitate or intend to facilitate secondary purchases and sales of the Class A shares of a series on an alternative trading system operating by a third-party broker-dealer (the “ATS”), certain investors are not eligible to participate on the ATS, including certain non-U.S. citizens, and it may not provide an effective means to sell your shares or receive a price for your shares that is reflective of the fair value of the Class A shares of a series or the Artwork of such series. The Class A shares of a series are thinly traded and dealers do not typically participate in the trading market, which means that trading is episodic and prices at which trades are executed often do not reflect the underlying value of the artwork. In addition, we impose restrictions on the transfer of the Class A shares of a series. Accordingly, you should consider the resale market for the Class A shares of a series to be severely limited, as you may be unable to resell your shares or it may take a lengthy period of time to do so and you may need to offer to sell them at a price that is considerably lower than the fair value or net asset value of the Class A shares of a series.

Artwork may be sold at a loss. An artwork can decline in value and investors in Masterworks shares may lose all or a significant portion of their investment. Even if the Artwork of a series appreciates in value, the rate of appreciation may be insufficient to cover costs and expenses.

The Class A shares are illiquid. The Class A shares of a series are not eligible for trading on any stock exchange. We intend to hold the Artwork of a series for an indefinite period and the maintenance of an active trading market for the shares is uncertain. Although you may be able to sell shares on the ATS, no assurance can be given that there will be a liquid market or that you will realize fair value upon any such sale. Historically, trading in Masterworks issuer securities on the ATS has been characterized by low transaction volume and inefficient pricing. Investors should be prepared to hold their investment for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Artwork of a series can be sold.

Costs will diminish returns. Fixed costs, such as the expense allocation and administrative services fees paid to Masterworks and variable costs, such as Masterworks profit sharing and costs to sell the Artwork of a series, will reduce overall returns on invested capital.

Investing in art is subject to numerous risks. These risks include, without limitation (i) claims with respect to authenticity or provenance, (ii) physical damage due to improper storage, poor workmanship, accidents, theft, natural disasters, fire, etc., (iii) legal challenges to ownership, (iv) market risks, (v) economic risks, and (vi) fraud. Also, the artist that produced the Artwork could fall out of favor for a variety of reasons which would reduce an Artwork’s marketability and value. Any of these risks could reduce the value of the Class A shares of a series.

Art is illiquid. Art is a highly illiquid asset and we cannot guarantee that there will be a buyer for the Artwork of a series at any reasonable price or within any given time frame.

Trends in the art market may change. Temporary consumer popularity or trends among collectors may lead to short-term or temporary price increases, followed by decreases in value. Trends are difficult to predict and may adversely impact the value of the Artwork of a series and or our ability to sell the Artwork of a series.

Claims could cause losses. Buying and selling artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Costs associated with litigation and or settlement may be advanced by the Administrator, but are ultimately the responsibility of each series. Accordingly, the existence of any such claims may require us to sell the Artwork of a series at an inopportune time and will reduce the proceeds of a sale that are available to shareholders. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims.

Insurance coverage may be insufficient. Insurance coverage may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. In addition, coverage limits at any point in time may be below fair value.

The Company is totally reliant on Masterworks. The Company has no liquid capital resources and is 100% reliant on Masterworks to maintain and eventually sell the Artwork of each series. If the Masterworks business model were to fail, we would likely need to sell the Artwork of each series and the timing and manner of any such forced sale may be suboptimal to maximize the sale price and value to shareholders. In addition, although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

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Masterworks has potential conflicts of interest. Masterworks earns fees and incurs costs for administering Masterworks issuers such as the Company. Although, there is significant alignment between investors and Masterworks since Masterworks earns fees in the form of equity interests in each segregated portfolio, Masterworks sells a portion of its equity interests periodically and may earn money from other activities, such as for displaying the Artwork of a series, providing advisory services, future trading in the shares, sale of the Artwork of a series without using a third-party intermediary or in other ways. Masterworks may have financial incentives to hold Artwork of a series for a long time since it earns management fees for the duration of its holding period. Conversely, Masterworks may have financial incentives to sell Artwork of a series prematurely to monetize its equity interests. Masterworks’ interests and the interests of its Board of Managers and officers may not always be aligned with your interests.

Liquidation timing is highly uncertain. There can be no assurance as to the timing of a liquidating distribution or that a series will pay a liquidating distribution at all. Investment is only suitable for those who can afford to hold their investment indefinitely and afford to sustain a total loss of capital.

The Board of Managers has complete authority to administer our business consistent with our operating agreement. Our Board of Managers has sole voting power over matters such as mergers, consolidations, acquisitions, winding up and dissolution of the Company and each individual series (as applicable). Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The issuance of equity to the Administrator will have a dilutive effect on the holders of the Class A shares of a series and has priority upon a liquidation event. The Administrator will earn a management services fee for each series in the form of SPC Preferred shares (which are exchangeable for Class A shares of the Company). These fees will, when issued and exchanged (if applicable), effectively dilute your economic interest in the Artwork of a series. In addition, the holders of SPC Preferred shares have a $20.00 per share liquidation preference over the holders of SPC ordinary shares. In the event of a liquidation of a series, the Administrator (or an affiliate of the Administrator that holds the preferred shares of the corresponding segregated portfolio) would receive $20.00 per share of liquidation proceeds, prior to (and in preference to) the holders of the corresponding ordinary shares receiving any amount of such liquidation proceeds.

Uncertain Impact of New U.S. Tariff Policies on the Art Market. The implementation of extensive U.S. tariffs beginning in February 2025 introduces uncertainty to the art market that may affect the value of artwork, including the Artwork of a series. These measures include tariffs ranging from 10-25% on imports from multiple countries and a proposed “reciprocal tariff” system. The effects on the art market remain uncertain. While these policies may potentially reduce U.S. buyer participation in overseas art sales, they could conversely stimulate the domestic art market by redirecting collector focus to domestic sales venues. Cross-border art transactions may face additional complexity, but the unique nature of fine art as a mobile, tangible asset class and its resilience during periods of economic adjustment may mitigate negative impacts. The Company acknowledges these evolving market conditions but cannot predict whether the net effect will be positive, negative, or neutral to the value of the Artwork of a series. The Administrator continues to monitor these developments and their implications for optimal timing of any potential sale.

Employees

None.

Material Legal Proceedings

None.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with our audited Consolidated Financial Statements and the related notes.

Overview

We are a Delaware series limited liability company formed to facilitate investments in distinct Artworks by conducting an offering of Class A shares of one or more series pursuant to a Tier II offering under Regulation A+, acquiring the Artworks and maintaining the Artworks for future sale. We are managed by our affiliate, the Administrator.

During all relevant times following the initial closing of each series offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each series owns 100% of the ordinary share capital of the applicable segregated portfolio, and such segregated portfolio will be treated as a subsidiary of the applicable series for financial reporting purposes. As of December 31, 2024, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

Pursuant to the Services Agreement among Masterworks, the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio and the Administrator, Masterworks manages all of our administrative services and funds all ordinary and necessary costs and expenses to maintain the Artwork of each series. In exchange for these services, the Administrator receives SPC Preferred shares at a rate of 1.5% per annum. The share issuances are made quarterly in arrears and there is no overall limit to the number of SPC Preferred Shares that may be issued to Masterworks. Masterworks will receive $20.00 per SPC Preferred share in preference to distributions to holders of Class A shares. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

In addition, a one-time expense allocation payment to Masterworks by each series from the proceeds of a series offering is intended to be reasonable compensation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks platform and Masterworks intellectual property. No such charges or expenses are otherwise invoiced to the Company.

Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to display, promote and market the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value.

We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Artwork of a series. We are totally reliant on Masterworks to maintain the Artwork and administer our business. Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the Services Agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods.

Operating Results

Our operating results for any particular series for any fiscal period following the closing date on which the applicable series offering is fully subscribed will only reflect the management services fee, which includes all ordinary and necessary operating expenses, and any extraordinary or non-recurring items for which we are responsible. Accordingly, differences in operating results from one fiscal period to the next are primarily attributable to the timing of the acquisition and disposition of the Artwork of a series. Operating results for a particular series for any fiscal period may also be affected by changes in the fair value of the Artwork of such series, since the services fee payable to Masterworks in the form of SPC Preferred shares is recorded based on the fair value of the SPC Preferred shares over the time period during which the related services are performed.

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During the periods presented in the audited Consolidated Financial Statements included in this Report, neither the Company nor any series was responsible for any extraordinary or non-recurring expenses.

Contingent Liabilities

Neither the Company nor any series had any contingent liabilities as of December 31, 2024.

Income Taxes

We expect that the Company will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit.

We had no federal and state income tax assets, liabilities or expenses as of and for the year ended December 31, 2024.

Liquidity and Capital Resources of the Administrator

We do not maintain any material liquid assets and, accordingly, we rely upon the Administrator to pay for the maintenance and administration of our Company and the business of each series in accordance with the Services Agreement. The table below summarizes selected unaudited balance sheet information of the Administrator as of December 31, 2024 and December 31, 2023, respectively:

	December 31,
	(in thousands)
	2024	2023
Assets
Cash, cash equivalents and restricted cash	$17,190,905	$21,679,692
Investments in securities from affiliates	26,047,704	482,941
Property and equipment, net	251,043	124,298
Other assets	1,456,405	1,785,523
Total assets	$44,946,057	$24,072,454

Liabilities
Current liabilities	$11,384,165	$3,255,415
Long-term liabilities	0	164,600
Total liabilities	11,384,165	3,420,015

Member’s Equity	33,561,892	20,652,439
Total Member’s Equity	$33,561,892	$20,652,439

We believe the Administrator has sufficient sources of current and future liquidity to satisfy its obligations under the Services Agreement for the foreseeable future. We do not believe the Company will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future, excluding management fee shares, and we are not permitted to do so under our operating agreement without prior approval of holders of the Class A ordinary shares of such series.

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Masterworks, including the Administrator, has experienced considerable growth since inception in 2017, which has been funded through borrowings from Scott W. Lynn, the Founder of Masterworks, equity contributions of approximately $110 million from private investors in October 2021 and borrowings under a $25 million senior secured revolving credit facility entered into in April 2024. Masterworks earns the vast majority of its management fees and obtains profits interests in the form of equity interests in issuers sponsored on the Masterworks Platform and periodically sells these equity interests for cash consideration. Masterworks has generated operating losses and negative cash flows from operations since 2022.

The Administrator earns fees in the form of SPC Preferred shares. Once earned the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1, which effectively results in dilution of other Class A shareholders of 1.5% per annum. The direct incremental costs incurred by the Administrator to satisfy its obligations under the Services Agreement are expected to be less than its revenues.

The Administrator has covenanted in the Services Agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the Services Agreement to fund the Company’s and each series operations until the sale of the Artwork of each series. The costs incurred by the Administrator to satisfy its obligations under the Services Agreement and similar agreements for other issuers are expected to be less than its cash revenues, though such cash revenues may be insufficient to fund the Administrator’s operations and growth initiatives. Masterworks intends to fund its ongoing operations and future growth through the sale of management fee shares, together with other revenues generated by Masterworks, and may seek additional sources of third-party financing.

Masterworks’ revolving credit facility is secured by substantially all assets of Masterworks, including a pledge of equity interests in the Company beneficially owned by Masterworks. Other than these rights to acquire equity interests from Masterworks in the event of a default under the loan facility, Masterworks creditors have no rights, claims or interest in the assets of the Company. As of March 28, 2025, Masterworks has no outstanding borrowings under the credit facility.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects that, with scale and maturity of its operations as sales of artwork and management fee shares become a more regular occurrence, the Administrator’s cash revenues will consistently exceed its costs. The Company cannot estimate at this time what the aggregate costs and expenses of the Administrator will be with respect to such activities as they will depend on many factors. Additionally, we intend to own the Artwork of each series for an indefinite period, although we will evaluate any reasonable third party offers to acquire the Artwork of a series following the offering conducted by the series.

Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations and costs to maintain the Artwork of each series until we sell the Artwork of each series which is contained in the Services Agreement.

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Item 3. Directors and Officers

As of the date of this Annual Report, the following table sets forth the names of the executive officers and members of the Board of Managers of the Company and their positions and offices with the Company:

Name	Age	Position

Nigel S. Glenday	42	Chief Executive Officer; Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	57	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	46	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since inception and as Chief Financial Officer and a member of the Board of Managers of the Company since inception. He has also served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since inception and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since inception and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

Key Employee of Masterworks

Although not an employee of the Company, through its arrangements with Masterworks, the Company significantly relies on services performed by Scott W. Lynn. Biographical information for Mr. Lynn is set forth below.

Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

11

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we pay to the Administrator, we do not intend to pay any compensation directly to this individual.

Compensation of the Administrator

For information regarding the compensation of our Administrator, please see “Management Compensation” in our Offering Statement on Form 1-A filed with the SEC on August 10, 2023, and such section is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets forth information about the current beneficial ownership of the Company at December 31, 2024, for:

●	Each person known to us to be the beneficial owner of 10% or more of the Class A shares of any series eligible to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 1 World Trade Center, 57th Floor, New York, New York 10007. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

		Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings
Name of Beneficial Owner	Series	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:	-

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	-	*	-	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	-	*	-	*

Eli D. Broverman, Independent Representative (1)	-	-	*	-	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	-	-	*	-	*

10% Holders:
Mark Britto	Series 366			6,250	12.14%
James Gray Hite	Series 389			2,500	10.23%
Edward Lee	Series 392			3,750	11.39%
Thomas Garcia	Series 395			2,500	10.23%
James Gray Hite	Series 418			2,500	10.23%
Maurice Werdegar	Series 433			2,500	16.83%
Ralph Adams	Series 460			2,500	10.68%

*	Less than 1.0%

(1)	Also serve as members of the Board of Managers of the Company.

The Lynn Family Trust 001 (the “Trust”) owns approximately 81% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries. Masterworks beneficially owns 100% of the Company’s non-voting Class B shares and earns SPC Preferred shares pursuant to the Services Agreement at an annual rate of 1.5%.

12

Class B shares beneficially owned by Masterworks entitle Masterworks to 20% of the profit on sale of the Artwork or the ability to convert such shares into Class A shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The amounts reflected in the table do not include any Class A shares which may be issuable upon conversion of Class B shares because such amount is indeterminable, and does not include any Class A shares that Masterworks earned pursuant to a Services Agreement. For additional information regarding the hypothetical number of Class A shares that would be issued to Masterworks upon conversion of its Class B shares at various valuations, see “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS” in our Offering Statement on Form 1-A filed with the SEC on August 10, 2023, which section is incorporated herein by reference.

In addition, the following table represents the number and percentage of Class A shares of a series that are eligible to vote and the number and percentage of Class A shares of a series that are not eligible to vote as of December 31, 2024:

Series	Number of Class A shares eligible to vote	%	Number of Class A shares not eligible to vote	%
Series 403	14,300	100.00%	-	-
Series 326	66,608	80.01%	16,642	19.99%
Series 356	88,800	100.00%	-	-
Series 361	25,000	100.00%	-	-
Series 363	24,600	100.00%	-	-
Series 366	49,050	100.00%	-	-
Series 367	52,850	100.00%	-	-
Series 368	20,150	100.00%	-	-
Series 376	55,500	100.00%	-	-
Series 380	120,499	92.37%	9,951	7.63%
Series 381	83,211	99.95%	39	0.05%
Series 383	53,300	100.00%	-	-
Series 385	180,350	99.97%	50	0.03%
Series 387	31,083	80.01%	7,767	19.99%
Series 389	24,443	80.01%	6,107	19.99%
Series 391	28,884	80.01%	7,216	19.99%
Series 392	31,350	100.00%	-	-
Series 393	81,872	79.72%	20,828	20.28%
Series 395	24,443	80.01%	6,107	19.99%
Series 404	60,150	100.00%	-	-
Series 405	12,650	100.00%	-	-
Series 407	102,132	80.01%	25,518	19.99%
Series 412	44,400	100.00%	-	-
Series 416	37,621	79.71%	9,579	20.29%
Series 418	24,443	80.01%	6,107	19.99%
Series 419	93,361	79.76%	23,689	20.24%
Series 422	36,100	100.00%	-	-
Series 424	165,800	100.00%	-	-
Series 425	27,750	100.00%	-	-
Series 426	28,805	79.79%	7,295	20.21%
Series 427	52,750	100.00%	-	-
Series 428	68,848	80.01%	17,202	19.99%
Series 433	14,150	100.00%	-	-
Series 434	73,595	82.46%	15,655	17.54%
Series 435	31,625	100.00%	-	-
Series 437	25,550	100.00%	-	-
Series 440	105,450	100.00%	-	-
Series 448	31,900	100.00%	-	-
Series 450	40,250	100.00%	-	-
Series 454	159,550	100.00%	-	-
Series 455	23,650	100.00%	-	-
Series 458	19,100	100.00%	-	-
Series 460	22,300	100.00%	-	-

Item 5. Interest of Management and Others in Certain Transactions

For further details, please see Note 2, “Related Party Transactions” and Note 5, “Subsequent Events” in Item 7, Consolidated Financial Statements.

Item 6. Other Information

None.

13

Item 7. Consolidated Financial Statements

Masterworks Vault 4, LLC

Consolidated Financial Statements

For the Period January 1, 2024 Through December 31, 2024

and For the Period August 4, 2023 (inception) Through December 31, 2023

F-1

Independent auditor’s report

To the Board of Managers and Members of

Masterworks Vault 4, LLC

Opinion

We have audited the accompanying consolidated financial statements of Masterworks Vault 4, LLC (the “Company”) as a whole, on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2024 and 2023, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2024 through December 31, 2024 and August 4, 2023 (inception) through December 31, 2023, and the related notes to the consolidated financial statements. We have also audited the accompanying consolidated financial statements of each listed Series of the Company, which comprise each listed Series’ consolidated balance sheet as of December 31, 2024 and 2023, and the related consolidated statements of operations, members’ equity, and cash flows for the period January 1, 2024 through December 31, 2024 and August 4, 2023 (inception) through December 31, 2023, for each listed Series, and the related notes to each listed Series’ consolidated financial statements.

In our opinion, the consolidated financial statements for the Company as a whole and for each Series referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, the financial position of each listed Series as of December 31, 2024 and 2023, the results of the Company’s consolidated operations, its member’s equity and its cash flows for the period January 1, 2024 through December 31, 2024 and August 4, 2023 (inception) through December 31, 2023, and the results of each listed Series’ consolidated operations, its member’s equity and cash flows for the period January 1, 2024 through December 31, 2024 and August 4, 2023 (inception) through December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits and in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements of the Company and each listed Series’ consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements of the Company as a whole or on each listed Series’ consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements of the Company and each listed Series’ consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements of the Company and each Series’ consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

AGD Legal, S. C.

Cancun, Quintana Roo

March 28, 2025

F-2

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	610	6,110	15,810	33,570	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	610	6,110	15,810	33,570	110
Artwork	1,665,000	1,776,000	500,000	492,000	981,000	1,057,000
Total Assets	$1,665,120	1,776,610	506,110	507,810	1,014,570	1,057,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	500	6,000	15,700	33,460	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	867,660	2,500	21,640	31,700	595,280	10,000
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	867,660	3,000	27,640	47,400	628,740	10,000
Total Liabilities	$867,660	3,000	27,640	47,400	628,740	10,000
Members’ Equity:
Total Members’ Equity	$797,460	1,773,610	478,470	460,410	385,830	1,047,110

Noncontrolling interests in consolidated subsidiary	-	4,960	240	-	-	3,560
Members’ Equity	797,460	1,768,650	478,230	460,410	385,830	1,043,550

Total Liabilities And Members’ Equity	$1,665,120	1,776,610	506,110	507,810	1,014,570	1,057,110

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	120	120	120	120	120
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	120	120	120	120	120
Artwork	403,000	1,110,000	2,609,000	1,665,000	1,066,000	3,608,000
Total Assets	$403,110	1,110,120	2,609,120	1,665,120	1,066,120	3,608,120
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$403,110	1,110,120	2,609,120	1,665,120	1,066,120	3,608,120

Noncontrolling interests in consolidated subsidiary	1,800	20,160	31,940	30,020	17,190	63,880
Members’ Equity	401,310	1,089,960	2,577,180	1,635,100	1,048,930	3,544,240

Total Liabilities And Members’ Equity	$403,110	1,110,120	2,609,120	1,665,120	1,066,120	3,608,120

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
ASSETS
Current Assets:
Cash and Cash Equivalents	$8,110	1,030	110	110	120	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	8,110	1,030	110	110	120	110
Artwork	777,000	611,000	722,000	627,000	2,054,000	611,000
Total Assets	$785,110	612,030	722,110	627,110	2,054,120	611,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$8,000	920	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	66,800	225,380	-	-	-	306,060
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	74,800	226,300	-	-	-	306,060
Total Liabilities	$74,800	226,300	-	-	-	306,060
Members’ Equity:
Total Members’ Equity	$710,310	385,730	722,110	627,110	2,054,120	305,050

Noncontrolling interests in consolidated subsidiary	-	-	4,900	8,920	23,900	-
Members’ Equity	710,310	385,730	717,210	618,190	2,030,220	305,050

Total Liabilities And Members’ Equity	$785,110	612,030	722,110	627,110	2,054,120	611,110

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
ASSETS
Current Assets:
Cash and Cash Equivalents	$120	110	120	1,910	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	120	110	120	1,910	110	110
Artwork	286,000	1,203,000	253,000	2,553,000	888,000	944,000
Total Assets	$286,120	1,203,110	253,120	2,554,910	888,110	944,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	1,800	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	318,220	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	320,020	-	-
Total Liabilities	$-	-	-	320,020	-	-
Members’ Equity:
Total Members’ Equity	$286,120	1,203,110	253,120	2,234,890	888,110	944,110

Noncontrolling interests in consolidated subsidiary	4,822	15,000	4,089	-	12,800	11,560
Members’ Equity	281,298	1,188,110	249,031	2,234,890	875,310	932,550

Total Liabilities And Members’ Equity	$286,120	1,203,110	253,120	2,554,910	888,110	944,110

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	110	110	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	110	110	110	110	110
Artwork	611,000	2,341,000	722,000	3,316,000	555,000	722,000
Total Assets	$611,110	2,341,110	722,110	3,316,110	555,110	722,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$611,110	2,341,110	722,110	3,316,110	555,110	722,110

Noncontrolling interests in consolidated subsidiary	2,560	23,260	6,760	31,060	7,711	6,340
Members’ Equity	608,550	2,317,850	715,350	3,285,050	547,399	715,770

Total Liabilities And Members’ Equity	$611,110	2,341,110	722,110	3,316,110	555,110	722,110

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	110	110	39,830	110	5,990
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	110	110	39,830	110	5,990
Artwork	1,055,000	1,721,000	283,000	1,785,000	632,500	511,000
Total Assets	$1,055,110	1,721,110	283,110	1,824,830	632,610	516,990
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	39,720	-	5,880
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	492,300	-	6,100
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	532,020	-	11,980
Total Liabilities	$-	-	-	532,020	-	11,980
Members’ Equity:
Total Members’ Equity	$1,055,110	1,721,110	283,110	1,292,810	632,610	505,010

Noncontrolling interests in consolidated subsidiary	8,980	14,180	2,140	-	4,160	1,420
Members’ Equity	1,046,130	1,706,930	280,970	1,292,810	628,450	503,590

Total Liabilities And Members’ Equity	$1,055,110	1,721,110	283,110	1,824,830	632,610	516,990

The accompanying notes are an integral part of these consolidated financial statements.

F-8

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 440	Series 448	Series 450	Series 454	Series 455
ASSETS
Current Assets:
Cash and Cash Equivalents	$130	1,490	130	3,166,643	26,600
Receivable from Affiliates	-	-	-	-	-
Total Current Assets	130	1,490	130	3,166,643	26,600
Artwork	2,109,000	638,000	805,000	-	-
Total Assets	$2,109,130	639,490	805,130	3,166,643	26,600
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$20	1,380	20	3,146,769	26,500
Management services fee payable	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	7,520	418,100	12,520	-	-
Other amounts due to affiliates	-	-	-	19,774	-
Total Current Liabilities	7,540	419,480	12,540	3,166,543	26,500
Total Liabilities	$7,540	419,480	12,540	3,166,543	26,500
Members’ Equity:
Total Members’ Equity	$2,101,590	220,010	792,590	100	100

Noncontrolling interests in consolidated subsidiary	10,120	-	640	-	-
Members’ Equity	2,091,470	220,010	791,950	100	100

Total Liabilities And Members’ Equity	$2,109,130	639,490	805,130	3,166,643	26,600

The accompanying notes are an integral part of these consolidated financial statements.

F-9

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2024

	Series 457	Series 458	Series 459	Series 460	General	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$56,900	102,040	231,100	248,440	1,403	3,950,907
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	56,900	102,040	231,100	248,440	1,403	3,950,907
Artwork	-	-	-	-	-	46,267,500
Total Assets	$56,900	102,040	231,100	248,440	1,403	50,218,407
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$56,800	101,940	231,000	248,340	-	3,924,749
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	3,381,780
Other amounts due to affiliates	-	-	-	-	1,403	21,177
Total Current Liabilities	56,800	101,940	231,000	248,340	1,403	7,327,706
Total Liabilities	$56,800	101,940	231,000	248,340	1,403	7,327,706
Members’ Equity:
Total Members’ Equity	$100	100	100	100	-	42,890,701

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	379,072
Members’ Equity	100	100	100	100	-	42,511,629

Total Liabilities And Members’ Equity	$56,900	102,040	231,100	248,440	1,403	50,218,407

The accompanying notes are an integral part of these consolidated financial statements.

F-10

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
ASSETS
Current Assets:
Cash and Cash Equivalents	$4,810	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	4,810	-	-	-	-	-
Artwork	1,665,000	-	-	-	-	-
Total Assets	$1,669,810	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$4,700	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	1,335,580	-	-	-	-	-
Other amounts due to affiliates	150,000	-	-	-	-	-
Total Current Liabilities	1,490,280	-	-	-	-	-
Total Liabilities	$1,490,280	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$179,530	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	179,530	-	-	-	-	-

Total Liabilities And Members’ Equity	$1,669,810	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-11

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	110	1,610	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	110	1,610	110	110	110
Artwork	-	1,110,000	2,609,000	1,665,000	1,066,000	3,608,000
Total Assets	$-	1,110,110	2,610,610	1,665,110	1,066,110	3,608,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	1,500	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	562,900	-	-	-
Other amounts due to affiliates	-	-	235,000	-	-	-
Total Current Liabilities	-	-	799,400	-	-	-
Total Liabilities	$-	-	799,400	-	-	-
Members’ Equity:
Total Members’ Equity	$-	1,110,110	1,811,210	1,665,110	1,066,110	3,608,110

Noncontrolling interests in consolidated subsidiary	-	3,360	-	5,060	1,060	9,640
Members’ Equity	-	1,106,750	1,811,210	1,660,050	1,065,050	3,598,470

Total Liabilities And Members’ Equity	$-	1,110,110	2,610,610	1,665,110	1,066,110	3,608,110

The accompanying notes are an integral part of these consolidated financial statements.

F-12

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
ASSETS
Current Assets:
Cash and Cash Equivalents	$100	100	24,100	103,260	3,610	100
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	100	100	24,100	103,260	3,610	100
Artwork	-	-	-	-	2,054,000	-
Total Assets	$100	100	24,100	103,260	2,057,610	100
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	24,000	103,160	3,500	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	815,520	-
Other amounts due to affiliates	-	-	-	-	185,000	-
Total Current Liabilities	-	-	24,000	103,160	1,004,020	-
Total Liabilities	$-	-	24,000	103,160	1,004,020	-
Members’ Equity:
Total Members’ Equity	$100	100	100	100	1,053,590	100

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	100	100	100	100	1,053,590	100

Total Liabilities And Members’ Equity	$100	100	24,100	103,260	2,057,610	100

The accompanying notes are an integral part of these consolidated financial statements.

F-13

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	599,660	110	435,600	853,720	100
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	599,660	110	435,600	853,720	100
Artwork	286,000	-	253,000	-	-	-
Total Assets	$286,110	599,660	253,110	435,600	853,720	100
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	599,560	-	435,500	853,620	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	599,560	-	435,500	853,620	-
Total Liabilities	$-	599,560	-	435,500	853,620	-
Members’ Equity:
Total Members’ Equity	$286,110	100	253,110	100	100	100

Noncontrolling interests in consolidated subsidiary	400	-	120	-	-	-
Members’ Equity	285,710	100	252,990	100	100	100

Total Liabilities And Members’ Equity	$286,110	599,660	253,110	435,600	853,720	100

The accompanying notes are an integral part of these consolidated financial statements.

F-14

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	570,260	-	2,644,500	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	570,260	-	2,644,500	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	570,260	-	2,644,500	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	570,160	-	2,644,400	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	570,160	-	2,644,400	-	-
Total Liabilities	$-	570,160	-	2,644,400	-	-
Members’ Equity:
Total Members’ Equity	$-	100	-	100	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	100	-	100	-	-

Total Liabilities And Members’ Equity	$-	570,260	-	2,644,500	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-15

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-16

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 440	Series 448	Series 450	Series 454	Series 455
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-
Total Current Assets	-	-	-	-	-
Artwork	-	-	-	-	-
Total Assets	$-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-
Total Liabilities	$-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-
Members’ Equity	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-17

MASTERWORKS VAULT 4, LLC

Consolidated Balance Sheet

As of December 31, 2023

	Series 457	Series 458	Series 459	Series 460	General	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$-	-	-	-	-	5,242,190
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	5,242,190
Artwork	-	-	-	-	-	14,316,000
Total Assets	$-	-	-	-	-	19,558,190
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$-	-	-	-	-	5,240,100
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	2,714,000
Other amounts due to affiliates	-	-	-	-	-	570,000
Total Current Liabilities	-	-	-	-	-	8,524,100
Total Liabilities	$-	-	-	-	-	8,524,100
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	11,034,090

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	19,640
Members’ Equity	-	-	-	-	-	11,014,450

Total Liabilities And Members’ Equity	$-	-	-	-	-	19,558,190

The accompanying notes are an integral part of these consolidated financial statements.

F-18

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	4,960	240	-	-	3,560
Total Expenses	-	4,960	240	-	-	3,560
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-	-
Net Income/(Loss)	$10	(4,950)	(230)	10	10	(3,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	(0.06)	(0.02)	0.00	0.01	(0.07)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	30,898	88,675	13,942	9,801	1,989	49,499

The accompanying notes are an integral part of these consolidated financial statements.

F-19

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$1,800	16,800	31,940	24,960	16,130	54,240
Total Expenses	1,800	16,800	31,940	24,960	16,130	54,240
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-	-
Net Income/(Loss)	$(1,790)	(16,790)	(31,930)	(24,950)	(16,120)	(54,230)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.09)	(0.30)	(0.25)	(0.30)	(0.30)	(0.30)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	20,067	55,500	126,916	83,250	53,300	180,400

The accompanying notes are an integral part of these consolidated financial statements.

F-20

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	-	4,900	8,920	23,900	-
Total Expenses	-	-	4,900	8,920	23,900	-
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-	-
Net Income/(Loss)	$10	10	(4,890)	(8,910)	(23,890)	10

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	0.00	(0.16)	(0.28)	(0.25)	0.00
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	28,968	17,422	30,963	31,350	95,453	12,154

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$4,422	15,000	3,969	-	12,800	11,560
Total Expenses	4,422	15,000	3,969	-	12,800	11,560
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-	-
Net Income/(Loss)	$(4,412)	(14,990)	(3,959)	10	(12,790)	(11,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.31)	(0.25)	(0.31)	0.00	(0.29)	(0.24)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	14,300	59,983	12,650	92,980	44,400	47,200

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$2,560	23,260	6,760	31,060	7,711	6,340
Total Expenses	2,560	23,260	6,760	31,060	7,711	6,340
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-	-
Net Income/(Loss)	$(2,550)	(23,250)	(6,750)	(31,050)	(7,701)	(6,330)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.11)	(0.20)	(0.19)	(0.19)	(0.28)	(0.18)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	22,527	117,050	36,100	165,800	27,750	36,100

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$8,980	14,180	2,140	-	4,160	1,420
Total Expenses	8,980	14,180	2,140	-	4,160	1,420
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-	-
Net Income/(Loss)	$(8,970)	(14,170)	(2,130)	10	(4,150)	(1,410)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.17)	(0.16)	(0.15)	0.00	(0.13)	(0.09)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	52,555	86,050	14,150	51,441	31,618	16,575

The accompanying notes are an integral part of these consolidated financial statements.

F-24

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 440	Series 448	Series 450	Series 454	Series 455
Income:
Royalties	$10	10	10	-	-
Gain on sale of artwork	-	-	-	-	-
Total Income	$10	10	10	-	-
Expenses:
Share-based compensation - administrative services fees	$10,120	-	640	-	-
Total Expenses	10,120	-	640	-	-
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-
Net Income/(Loss)	$(10,110)	10	(630)	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$(0.10)	0.00	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	104,461	9,767	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-25

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from January 1, 2024 through December 31, 2024

	Series 457	Series 458	Series 459	Series 460	General	Consolidated
Income:
Royalties	$-	-	-	-	-	390
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	390
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	359,432
Total Expenses	-	-	-	-	-	359,432
Other Income/(Expenses):
Net Interest income/(expense)	-	-	-	-	-	-
Total Other income/(expenses)	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	(359,042)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-26

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Income:
Royalties	10	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$10	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$0.00	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	8,788	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-27

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
Income:
Royalties	-	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	10	10	10	10	10
Expenses:
Share-based compensation - administrative services fees	$-	3,360	-	5,060	1,060	9,640
Total Expenses	-	3,360	-	5,060	1,060	9,640
Net Income/(Loss)	$-	(3,350)	10	(5,050)	(1,050)	(9,630)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	(0.06)	0.00	(0.06)	(0.02)	(0.05)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	55,463	90,555	82,688	53,300	178,746

The accompanying notes are an integral part of these consolidated financial statements.

F-28

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
Income:
Royalties	-	-	-	-	10	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	10	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	10	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-29

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
Income:
Royalties	10	-	10	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	-	10	-	-	-
Expenses:
Share-based compensation - administrative services fees	$400	-	120	-	-	-
Total Expenses	400	-	120	-	-	-
Net Income/(Loss)	$(390)	-	(110)	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-30

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-31

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-32

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
Income:
Royalties	-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	-	-
Total Expenses	-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-33

MASTERWORKS VAULT 4, LLC

Consolidated Income Statement

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 458	Series 459	Series 460	General	Consolidated
Income:
Royalties	-	-	-	-	90
Gain on sale of artwork	-	-	-	-	-
Total Income	$-	-	-	-	90
Expenses:
Share-based compensation - administrative services fees	$-	-	-	-	19,640
Total Expenses	-	-	-	-	19,640
Net Income/(Loss)	$-	-	-	-	(19,550)

Net Income/(Loss) per Class A ordinary Share, Basic and Diluted	$-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic and Diluted	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-34

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Members’ Equity

Series 326
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	8,971	179,420	-	179,420	-	-	179,420	-	-	179,420
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2023	8,971	$179,420	$10	$179,430	1,000	$100	$179,530	-	$-	$179,530

Balance at January 1, 2024	8,971	$179,420	$10	$179,430	1,000	$100	$179,530	-	$-	$179,530
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	30,896	617,920	-	617,920	-	-	617,920	-	-	617,920
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	39,867	$797,340	$20	$797,360	1,000	$100	797,460	-	-	$797,460

Series 356
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	88,675	1,773,500	-	1,773,500	-	-	1,773,500	-	-	1,773,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	248	4,960	4,960
Net income/(loss)	-	-	(4,950)	(4,950)	-	-	(4,950)	-	-	(4,950)
Balance at December 31, 2024	88,675	$1,773,500	$(4,950)	$1,768,550	1,000	$100	1,768,650	248	4,960	$1,773,610

F-35

Series 361
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	23,918	478,360	-	478,360	-	-	478,360	-	-	478,360
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	12	240	240
Net income/(loss)	-	-	(230)	(230)	-	-	(230)	-	-	(230)
Balance at December 31, 2024	23,918	$478,360	$(230)	$478,130	1,000	$100	478,230	12	240	$478,470

Series 363
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	23,015	460,300	-	460,300	-	-	460,300	-	-	460,300
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	23,015	$460,300	$10	$460,310	1,000	$100	460,410	-	-	$460,410

F-36

Series 366
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	19,286	385,720	-	385,720	-	-	385,720	-	-	385,720
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	19,286	$385,720	$10	$385,730	1,000	$100	385,830	-	-	$385,830

Series 367
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	52,350	1,047,000	-	1,047,000	-	-	1,047,000	-	-	1,047,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	178	3,560	3,560
Net income/(loss)	-	-	(3,550)	(3,550)	-	-	(3,550)	-	-	(3,550)
Balance at December 31, 2024	52,350	$1,047,000	$(3,550)	$1,043,450	1,000	$100	1,043,550	178	3,560	$1,047,110

F-37

Series 368
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	20,150	403,000	-	403,000	-	-	403,000	-	-	403,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	90	1,800	1,800
Net income/(loss)	-	-	(1,790)	(1,790)	-	-	(1,790)	-	-	(1,790)
Balance at December 31, 2024	20,150	$403,000	$(1,790)	$401,210	1,000	$100	401,310	90	1,800	$403,110

Series 376
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	55,500	1,110,000	-	1,110,000	-	-	1,110,000	-	-	1,110,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	168	3,360	3,360
Net income/(loss)	-	-	(3,350)	(3,350)	-	-	(3,350)	-	-	(3,350)
Balance at December 31, 2023	55,500	$1,110,000	$(3,350)	$1,106,650	1,000	$100	$1,106,750	168	$3,360	$1,110,110

Balance at January 1, 2024	55,500	$1,110,000	$(3,350)	$1,106,650	1,000	$100	$1,106,750	168	$3,360	$1,110,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	840	16,800	16,800
Net income/(loss)	-	-	(16,790)	(16,790)	-	-	(16,790)	-	-	(16,790)
Balance at December 31, 2024	55,500	$1,110,000	$(20,140)	$1,089,860	1,000	$100	1,089,960	1,008	20,160	$1,110,120

F-38

Series 380
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	90,555	1,811,100	-	1,811,100	-	-	1,811,100	-	-	1,811,100
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2023	90,555	$1,811,100	$10	$1,811,110	1,000	$100	$1,811,210	-	$-	$1,811,210

Balance at January 1, 2024	90,555	$1,811,100	$10	$1,811,110	1,000	$100	$1,811,210	-	$-	$1,811,210
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	39,895	797,900	-	797,900	-	-	797,900	-	-	797,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	1,597	31,940	31,940
Net income/(loss)	-	-	(31,930)	(31,930)	-	-	(31,930)	-	-	(31,930)
Balance at December 31, 2024	130,450	$2,609,000	$(31,920)	$2,577,080	1,000	$100	2,577,180	1,597	31,940	$2,609,120

Series 381
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	83,250	1,665,000	-	1,665,000	-	-	1,665,000	-	-	1,665,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	253	5,060	5,060
Net income/(loss)	-	-	(5,050)	(5,050)	-	-	(5,050)	-	-	(5,050)
Balance at December 31, 2023	83,250	$1,665,000	$(5,050)	$1,659,950	1,000	$100	$1,660,050	253	$5,060	$1,665,110

Balance at January 1, 2024	83,250	$1,665,000	$(5,050)	$1,659,950	1,000	$100	$1,660,050	253	$5,060	$1,665,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	1,248	24,960	24,960
Net income/(loss)	-	-	(24,950)	(24,950)	-	-	(24,950)	-	-	(24,950)
Balance at December 31, 2024	83,250	$1,665,000	$(30,000)	$1,635,000	1,000	$100	1,635,100	1,501	30,020	$1,665,120

F-39

Series 383
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	53,300	1,066,000	-	1,066,000	-	-	1,066,000	-	-	1,066,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	53	1,060	1,060
Net income/(loss)	-	-	(1,050)	(1,050)	-	-	(1,050)	-	-	(1,050)
Balance at December 31, 2023	53,300	$1,066,000	$(1,050)	$1,064,950	1,000	$100	$1,065,050	53	$1,060	$1,066,110

Balance at January 1, 2024	53,300	$1,066,000	$(1,050)	$1,064,950	1,000	$100	$1,065,050	53	$1,060	$1,066,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	804	16,130	16,130
Net income/(loss)	-	-	(16,120)	(16,120)	-	-	(16,120)	-	-	(16,120)
Balance at December 31, 2024	53,300	$1,066,000	$(17,170)	$1,048,830	1,000	$100	1,048,930	857	17,190	$1,066,120

Series 385
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	180,400	3,608,000	-	3,608,000	-	-	3,608,000	-	-	3,608,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	482	9,640	9,640
Net income/(loss)	-	-	(9,630)	(9,630)	-	-	(9,630)	-	-	(9,630)
Balance at December 31, 2023	180,400	$3,608,000	$(9,630)	$3,598,370	1,000	$100	$3,598,470	482	$9,640	$3,608,110

Balance at January 1, 2024	180,400	$3,608,000	$(9,630)	$3,598,370	1,000	$100	$3,598,470	482	$9,640	$3,608,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	2,712	54,240	54,240
Net income/(loss)	-	-	(54,230)	(54,230)	-	-	(54,230)	-	-	(54,230)
Balance at December 31, 2024	180,400	$3,608,000	$(63,860)	$3,544,140	1,000	$100	3,544,240	3,194	63,880	$3,608,120

F-40

Series 387
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	35,510	710,200	-	710,200	-	-	710,200	-	-	710,200
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	35,510	$710,200	$10	$710,210	1,000	$100	710,310	-	-	$710,310

Series 389
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	19,281	385,620	-	385,620	-	-	385,620	-	-	385,620
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	19,281	$385,620	$10	$385,630	1,000	$100	385,730	-	-	$385,730

F-41

Series 391
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	36,100	722,000	-	722,000	-	-	722,000	-	-	722,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	245	4,900	4,900
Net income/(loss)	-	-	(4,890)	(4,890)	-	-	(4,890)	-	-	(4,890)
Balance at December 31, 2024	36,100	$722,000	$(4,890)	$717,110	1,000	$100	717,210	245	4,900	$722,110

Series 392
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	31,350	627,000	-	627,000	-	-	627,000	-	-	627,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	446	8,920	8,920
Net income/(loss)	-	-	(8,910)	(8,910)	-	-	(8,910)	-	-	(8,910)
Balance at December 31, 2024	31,350	$627,000	$(8,910)	$618,090	1,000	$100	618,190	446	8,920	$627,110

F-42

Series 393
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	52,674	1,053,480	-	1,053,480	-	-	1,053,480	-	-	1,053,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2023	52,674	$1,053,480	$10	$1,053,490	1,000	$100	$1,053,590	-	$-	$1,053,590

Balance at January 1, 2024	52,674	$1,053,480	$10	$1,053,490	1,000	$100	$1,053,590	-	$-	$1,053,590
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	50,026	1,000,520	-	1,000,520	-	-	1,000,520	-	-	1,000,520
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	1,195	23,900	23,900
Net income/(loss)	-	-	(23,890)	(23,890)	-	-	(23,890)	-	-	(23,890)
Balance at December 31, 2024	102,700	$2,054,000	$(23,880)	$2,030,120	1,000	$100	2,030,220	1,195	23,900	$2,054,120

Series 395
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	15,247	304,940	-	304,940	-	-	304,940	-	-	304,940
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	15,247	$304,940	$10	$304,950	1,000	$100	305,050	-	-	$305,050

F-43

Series 403
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	14,300	286,000	-	286,000	-	-	286,000	-	-	286,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	20	400	400
Net income/(loss)	-	-	(390)	(390)	-	-	(390)	-	-	(390)
Balance at December 31, 2023	14,300	$286,000	$(390)	$285,610	1,000	$100	$285,710	20	$400	$286,110

Balance at January 1, 2024	14,300	$286,000	$(390)	$285,610	1,000	$100	$285,710	20	$400	$286,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	216	4,422	4,422
Net income/(loss)	-	-	(4,412)	(4,412)	-	-	(4,412)	-	-	(4,412)
Balance at December 31, 2024	14,300	$286,000	$(4,802)	$281,198	1,000	$100	281,298	236	4,822	$286,120

Series 404
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	60,150	1,203,000	-	1,203,000	-	-	1,203,000	-	-	1,203,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	750	15,000	15,000
Net income/(loss)	-	-	(14,990)	(14,990)	-	-	(14,990)	-	-	(14,990)
Balance at December 31, 2024	60,150	$1,203,000	$(14,990)	$1,188,010	1,000	$100	1,188,110	750	15,000	$1,203,110

F-44

Series 405
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	12,650	253,000	-	253,000	-	-	253,000	-	-	253,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	6	120	120
Net income/(loss)	-	-	(110)	(110)	-	-	(110)	-	-	(110)
Balance at December 31, 2023	12,650	$253,000	$(110)	$252,890	1,000	$100	$252,990	6	$120	$253,110

Balance at January 1, 2024	12,650	$253,000	$(110)	$252,890	1,000	$100	$252,990	6	$120	$253,110
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	192	3,969	3,969
Net income/(loss)	-	-	(3,959)	(3,959)	-	-	(3,959)	-	-	(3,959)
Balance at December 31, 2024	12,650	$253,000	$(4,069)	$248,931	1,000	$100	249,031	198	4,089	$253,120

Series 407
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	111,739	2,234,780	-	2,234,780	-	-	2,234,780	-	-	2,234,780
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	111,739	$2,234,780	$10	$2,234,790	1,000	$100	2,234,890	-	-	$2,234,890

F-45

Series 412
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	44,400	888,000	-	888,000	-	-	888,000	-	-	888,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	640	12,800	12,800
Net income/(loss)	-	-	(12,790)	(12,790)	-	-	(12,790)	-	-	(12,790)
Balance at December 31, 2024	44,400	$888,000	$(12,790)	$875,210	1,000	$100	875,310	640	12,800	$888,110

Series 416
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	47,200	944,000	-	944,000	-	-	944,000	-	-	944,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	578	11,560	11,560
Net income/(loss)	-	-	(11,550)	(11,550)	-	-	(11,550)	-	-	(11,550)
Balance at December 31, 2024	47,200	$944,000	$(11,550)	$932,450	1,000	$100	932,550	578	11,560	$944,110

F-46

Series 418
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	30,550	611,000	-	611,000	-	-	611,000	-	-	611,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	128	2,560	2,560
Net income/(loss)	-	-	(2,550)	(2,550)	-	-	(2,550)	-	-	(2,550)
Balance at December 31, 2024	30,550	$611,000	$(2,550)	$608,450	1,000	$100	608,550	128	2,560	$611,110

Series 419
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	117,050	2,341,000	-	2,341,000	-	-	2,341,000	-	-	2,341,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	1,163	23,260	23,260
Net income/(loss)	-	-	(23,250)	(23,250)	-	-	(23,250)	-	-	(23,250)
Balance at December 31, 2024	117,050	$2,341,000	$(23,250)	$2,317,750	1,000	$100	2,317,850	1,163	23,260	$2,341,110

F-47

Series 422
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	36,100	722,000	-	722,000	-	-	722,000	-	-	722,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	338	6,760	6,760
Net income/(loss)	-	-	(6,750)	(6,750)	-	-	(6,750)	-	-	(6,750)
Balance at December 31, 2024	36,100	$722,000	$(6,750)	$715,250	1,000	$100	715,350	338	6,760	$722,110

Series 424
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	$100	-	$-	$100

Balance at January 1, 2024	-	$-	$-	$-	1,000	$100	$100	-	$-	$100
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	165,800	3,316,000	-	3,316,000	-	-	3,316,000	-	-	3,316,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	1,553	31,060	31,060
Net income/(loss)	-	-	(31,050)	(31,050)	-	-	(31,050)	-	-	(31,050)
Balance at December 31, 2024	165,800	$3,316,000	$(31,050)	$3,284,950	1,000	$100	3,285,050	1,553	31,060	$3,316,110

F-48

Series 425
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	27,750	555,000	-	555,000	-	-	555,000	-	-	555,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	374	7,711	7,711
Net income/(loss)	-	-	(7,701)	(7,701)	-	-	(7,701)	-	-	(7,701)
Balance at December 31, 2024	27,750	$555,000	$(7,701)	$547,299	1,000	$100	547,399	374	7,711	$555,110

Series 426
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	36,100	722,000	-	722,000	-	-	722,000	-	-	722,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	317	6,340	6,340
Net income/(loss)	-	-	(6,330)	(6,330)	-	-	(6,330)	-	-	(6,330)
Balance at December 31, 2024	36,100	$722,000	$(6,330)	$715,670	1,000	$100	715,770	317	6,340	$722,110

F-49

Series 427
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	52,750	1,055,000	-	1,055,000	-	-	1,055,000	-	-	1,055,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	449	8,980	8,980
Net income/(loss)	-	-	(8,970)	(8,970)	-	-	(8,970)	-	-	(8,970)
Balance at December 31, 2024	52,750	$1,055,000	$(8,970)	$1,046,030	1,000	$100	1,046,130	449	8,980	$1,055,110

Series 428
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	86,050	1,721,000	-	1,721,000	-	-	1,721,000	-	-	1,721,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	709	14,180	14,180
Net income/(loss)	-	-	(14,170)	(14,170)	-	-	(14,170)	-	-	(14,170)
Balance at December 31, 2024	86,050	$1,721,000	$(14,170)	$1,706,830	1,000	$100	1,706,930	709	14,180	$1,721,110

F-50

Series 433
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	14,150	283,000	-	283,000	-	-	283,000	-	-	283,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	107	2,140	2,140
Net income/(loss)	-	-	(2,130)	(2,130)	-	-	(2,130)	-	-	(2,130)
Balance at December 31, 2024	14,150	$283,000	$(2,130)	$280,870	1,000	$100	280,970	107	2,140	$283,110

Series 434
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	64,635	1,292,700	-	1,292,700	-	-	1,292,700	-	-	1,292,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	64,635	$1,292,700	$10	$1,292,710	1,000	$100	1,292,810	-	-	$1,292,810

F-51

Series 435
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	31,625	632,500	-	632,500	-	-	632,500	-	-	632,500
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	208	4,160	4,160
Net income/(loss)	-	-	(4,150)	(4,150)	-	-	(4,150)	-	-	(4,150)
Balance at December 31, 2024	31,625	$632,500	$(4,150)	$628,350	1,000	$100	628,450	208	4,160	$632,610

Series 437
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	25,245	504,900	-	504,900	-	-	504,900	-	-	504,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	71	1,420	1,420
Net income/(loss)	-	-	(1,410)	(1,410)	-	-	(1,410)	-	-	(1,410)
Balance at December 31, 2024	25,245	$504,900	$(1,410)	$503,490	1,000	$100	503,590	71	1,420	$505,010

F-52

Series 440
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	105,074	2,101,480	-	2,101,480	-	-	2,101,480	-	-	2,101,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	506	10,120	10,120
Net income/(loss)	-	-	(10,110)	(10,110)	-	-	(10,110)	-	-	(10,110)
Balance at December 31, 2024	105,074	$2,101,480	$(10,110)	$2,091,370	1,000	$100	2,091,470	506	10,120	$2,101,590

Series 448
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	10,995	219,900	-	219,900	-	-	219,900	-	-	219,900
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	10	-	-	10
Balance at December 31, 2024	10,995	$219,900	$10	$219,910	1,000	$100	220,010	-	-	$220,010

F-53

Series 450
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	39,624	792,480	-	792,480	-	-	792,480	-	-	792,480
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	32	640	640
Net income/(loss)	-	-	(630)	(630)	-	-	(630)	-	-	(630)
Balance at December 31, 2024	39,624	$792,480	$(630)	$791,850	1,000	$100	791,950	32	640	$792,590

Series 454
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	$-	$-	1,000	$100	100	-	-	$100

F-54

Series 455
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	$-	$-	1,000	$100	100	-	-	$100

Series 457
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	$-	$-	1,000	$100	100	-	-	$100

F-55

Series 458
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	$-	$-	1,000	$100	100	-	-	$100

Series 459
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	$-	$-	1,000	$100	100	-	-	$100

F-56

Series 460
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-

Balance at January 1, 2024	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	1,000	100	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2024	-	$-	$-	$-	1,000	$100	100	-	-	$100

Consolidated
	Class A ordinary Shares				Class B Shares			Noncontrolling Interests
			Retained Earnings /	Total Class A						Total
	Shares	Contributed Capital	(Accumulated Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at August 4, 2023	-	$-	$-	$-	-	$-	$-	-	$-	$-
Class B shares issued upon entity formation	-	-	-	-	20,000	2,000	2,000	-	-	2,000
Share subscriptions settled - Net	551,600	11,032,000	-	11,032,000	-	-	11,032,000	-	-	11,032,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	982	19,640	19,640
Net income/(loss)	-	-	(19,550)	(19,550)	-	-	(19,550)	-	-	(19,550)
Balance at December 31, 2023	551,600	$11,032,000	$(19,550)	$11,012,450	20,000	$2,000	$11,014,450	982	$19,640	$11,034,090

Balance at January 1, 2024	551,600	$11,032,000	$(19,550)	$11,012,450	20,000	$2,000	$11,014,450	982	$19,640	$11,034,090
Class B shares issued upon entity formation	-	-	-	-	25,000	2,500	2,500	-	-	2,500
Share subscriptions settled - Net	1,592,686	31,853,720	-	31,853,720	-	-	31,853,720	-	-	31,853,720
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	17,946	359,432	359,432
Net income/(loss)	-	-	(359,041)	(359,041)	-	-	(359,041)	-	-	(359,041)
Balance at December 31, 2024	2,144,286	$42,885,720	$(378,591)	$42,507,129	45,000	$4,500	42,511,629	18,928	379,072	$42,890,701

The accompanying notes are an integral part of these consolidated financial statements.

F-57

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Cash Flows from Operating Activities:
Net income/(loss)	$10	(4,950)	(230)	10	10	(3,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	4,960	240	-	-	3,560
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	(1,773,500)	(478,360)	(460,300)	(385,720)	(1,047,000)
Net Cash Provided/(Used) in Investing Activities	-	(1,773,500)	(478,360)	(460,300)	(385,720)	(1,047,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	500	6,000	15,700	33,460	-
Proceeds from issuance of Class A ordinary shares	613,220	1,773,500	478,360	460,300	385,720	1,047,000
Proceeds from non-interest bearing advance from affiliate	-	-	251,680	379,460	-	306,740
Repayment of non-interest bearing advance from affiliate	(617,920)	-	(251,680)	(379,460)	-	(306,740)
Net Cash Provided/(Used) in Financing Activities	(4,700)	1,774,100	484,460	476,100	419,280	1,047,100

Net Change in Cash and Cash Equivalents	(4,690)	610	6,110	15,810	33,570	110
Cash and Cash Equivalents, beginning of period	4,810	-	-	-	-	-
Cash and Cash Equivalents, end of period	$120	610	6,110	15,810	33,570	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$4,700	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$150,000	-	-	-	496,280	-

The accompanying notes are an integral part of these consolidated financial statements.

F-58

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
Cash Flows from Operating Activities:
Net income/(loss)	$(1,790)	(16,790)	(31,930)	(24,950)	(16,120)	(54,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	1,800	16,800	31,940	24,960	16,130	54,240
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(403,000)	-	(494,000)	-	-	-
Net Cash Provided/(Used) in Investing Activities	(403,000)	-	(494,000)	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	403,000	-	796,400	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	400	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	(304,300)	-	-	-
Net Cash Provided/(Used) in Financing Activities	403,100	-	492,500	-	-	-

Net Change in Cash and Cash Equivalents	110	10	(1,490)	10	10	10
Cash and Cash Equivalents, beginning of period	-	110	1,610	110	110	110
Cash and Cash Equivalents, end of period	$110	120	120	120	120	120

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	1,500	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-59

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
Cash Flows from Operating Activities:
Net income/(loss)	$10	10	(4,890)	(8,910)	(23,890)	10
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	-	4,900	8,920	23,900	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(732,700)	(550,000)	(722,000)	(627,000)	(389,000)	(550,000)
Net Cash Provided/(Used) in Investing Activities	(732,700)	(550,000)	(722,000)	(627,000)	(389,000)	(550,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	8,000	920	-	-	-	-
Proceeds from issuance of Class A ordinary shares	710,200	385,620	698,000	523,840	997,020	304,940
Proceeds from non-interest bearing advance from affiliate	685,560	371,840	-	-	1,000	374,840
Repayment of non-interest bearing advance from affiliate	(663,060)	(207,460)	-	-	(612,520)	(129,780)
Net Cash Provided/(Used) in Financing Activities	740,700	550,920	698,000	523,840	385,500	550,000

Net Change in Cash and Cash Equivalents	8,010	930	(23,990)	(103,150)	(3,490)	10
Cash and Cash Equivalents, beginning of period	100	100	24,100	103,260	3,610	100
Cash and Cash Equivalents, end of period	$8,110	1,030	110	110	120	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	24,000	103,160	3,500	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-60

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
Cash Flows from Operating Activities:
Net income/(loss)	$(4,412)	(14,990)	(3,959)	10	(12,790)	(11,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	4,422	15,000	3,969	-	12,800	11,560
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	(1,203,000)	-	(2,234,780)	(888,000)	(944,000)
Net Cash Provided/(Used) in Investing Activities	-	(1,203,000)	-	(2,234,780)	(888,000)	(944,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	1,800	-	-
Proceeds from issuance of Class A ordinary shares	-	603,440	-	1,799,280	34,380	944,000
Proceeds from non-interest bearing advance from affiliate	-	174,000	-	755,100	-	-
Repayment of non-interest bearing advance from affiliate	-	(174,000)	-	(755,100)	-	-
Net Cash Provided/(Used) in Financing Activities	-	603,440	-	1,801,080	34,380	944,000

Net Change in Cash and Cash Equivalents	10	(599,550)	10	(433,690)	(853,610)	10
Cash and Cash Equivalents, beginning of period	110	599,660	110	435,600	853,720	100
Cash and Cash Equivalents, end of period	$120	110	120	1,910	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	599,560	-	435,500	853,620	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	65,220	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-61

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Cash Flows from Operating Activities:
Net income/(loss)	$(2,550)	(23,250)	(6,750)	(31,050)	(7,701)	(6,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	2,560	23,260	6,760	31,060	7,711	6,340
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(611,000)	(2,341,000)	(722,000)	(3,316,000)	(555,000)	(722,000)
Net Cash Provided/(Used) in Investing Activities	(611,000)	(2,341,000)	(722,000)	(3,316,000)	(555,000)	(722,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	-	100	-	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	611,000	1,770,840	722,000	671,600	555,000	722,000
Proceeds from non-interest bearing advance from affiliate	281,280	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	(281,280)	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	611,100	1,770,840	722,100	671,600	555,100	722,100

Net Change in Cash and Cash Equivalents	110	(570,150)	110	(2,644,390)	110	110
Cash and Cash Equivalents, beginning of period	0	570,260	-	2,644,500	-	-
Cash and Cash Equivalents, end of period	$110	110	110	110	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	570,160	-	2,644,400	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-62

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
Cash Flows from Operating Activities:
Net income/(loss)	$(8,970)	(14,170)	(2,130)	10	(4,150)	(1,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	8,980	14,180	2,140	-	4,160	1,420
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	(1,055,000)	(1,721,000)	(283,000)	(1,603,476)	(632,500)	(504,900)
Net Cash Provided/(Used) in Investing Activities	(1,055,000)	(1,721,000)	(283,000)	(1,603,476)	(632,500)	(504,900)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	39,720	-	5,880
Proceeds from issuance of Class A ordinary shares	1,055,000	1,721,000	283,000	1,292,700	632,500	504,900
Proceeds from non-interest bearing advance from affiliate	-	-	-	891,656	500	342,680
Repayment of non-interest bearing advance from affiliate	-	-	-	(580,880)	(500)	(342,680)
Net Cash Provided/(Used) in Financing Activities	1,055,100	1,721,100	283,100	1,643,296	632,600	510,880

Net Change in Cash and Cash Equivalents	110	110	110	39,830	110	5,990
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$110	110	110	39,830	110	5,990

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-63

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
Cash Flows from Operating Activities:
Net income/(loss)	$(10,110)	10	(630)	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	10,120	-	640	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	19,774	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	19,774	-	-

Cash Flows from Investing Activities:
Purchase of artwork	(2,108,980)	(575,000)	(792,480)	-	-	-
Net Cash Provided/(Used) in Investing Activities	(2,108,980)	(575,000)	(792,480)	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	20	1,380	20	3,146,769	26,500	56,800
Proceeds from issuance of Class A ordinary shares	2,101,480	219,900	792,480	-	-	-
Proceeds from non-interest bearing advance from affiliate	87,700	379,660	-	-	-	-
Repayment of non-interest bearing advance from affiliate	(80,200)	(24,560)	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	2,109,100	576,480	792,600	3,146,869	26,600	56,900

Net Change in Cash and Cash Equivalents	130	1,490	130	3,166,643	26,600	56,900
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$130	1,490	130	3,166,643	26,600	56,900

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-64

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from January 1, 2024 through December 31, 2024

	Series 458	Series 459	Series 460	General	Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	(359,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	-	-	-	359,432
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	1,403	21,177
Net Cash Provided/(Used) in Operating Activities	-	-	-	1,403	21,567

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	(31,425,696)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	(31,425,696)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	-	2,500
Net proceeds from unsettled subscriptions and investor subscription deposits	101,940	231,000	248,340	-	3,924,750
Proceeds from issuance of Class A ordinary shares	-	-	-	-	26,613,620
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	5,284,096
Repayment of non-interest bearing advance from affiliate	-	-	-	-	(5,712,120)
Net Cash Provided/(Used) in Financing Activities	102,040	231,100	248,440	-	30,112,846

Net Change in Cash and Cash Equivalents	102,040	231,100	248,440	1,403	(1,291,283)
Cash and Cash Equivalents, beginning of period	-	-	-	-	5,242,190
Cash and Cash Equivalents, end of period	$102,040	231,100	248,440	1,403	3,950,907

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-		5,240,100
Net payable to affiliate incurred for purchase of artwork	$-	-	-		711,500

The accompanying notes are an integral part of these consolidated financial statements.

F-65

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 326	Series 356	Series 361	Series 363	Series 366	Series 367
Cash Flows from Operating Activities:
Net income/(loss)	$10	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	(1,350,000)	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	(1,350,000)	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	4,700	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	179,420	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	1,192,080	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	(21,500)	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	1,354,800	-	-	-	-	-

Net Change in Cash and Cash Equivalents	4,810	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$4,810	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$150,000	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-66

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 368	Series 376	Series 380	Series 381	Series 383	Series 385
Cash Flows from Operating Activities:
Net income/(loss)	$-	(3,350)	10	(5,050)	(1,050)	(9,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	3,360	-	5,060	1,060	9,640
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	10	10	10	10	10

Cash Flows from Investing Activities:
Purchase of artwork	-	(1,110,000)	(2,115,000)	(1,665,000)	(1,066,000)	(3,608,000)
Net Cash Provided/(Used) in Investing Activities	-	(1,110,000)	(2,115,000)	(1,665,000)	(1,066,000)	(3,608,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	1,500	-	-	-
Proceeds from issuance of Class A ordinary shares	-	1,110,000	1,811,100	1,665,000	1,066,000	3,608,000
Proceeds from non-interest bearing advance from affiliate	-	-	303,900	500	-	2,500
Repayment of non-interest bearing advance from affiliate	-	-	-	(500)	-	(2,500)
Net Cash Provided/(Used) in Financing Activities	-	1,110,100	2,116,600	1,665,100	1,066,100	3,608,100

Net Change in Cash and Cash Equivalents	-	110	1,610	110	110	110
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	110	1,610	110	110	110

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	235,000	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-67

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 387	Series 389	Series 391	Series 392	Series 393	Series 395
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	10	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	10	-

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	(1,665,000)	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	(1,665,000)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	24,000	103,160	3,500	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	1,053,480	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	611,520	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	100	100	24,100	103,260	1,668,600	100

Net Change in Cash and Cash Equivalents	100	100	24,100	103,260	3,610	100
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$100	100	24,100	103,260	3,610	100

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	185,000	-

The accompanying notes are an integral part of these consolidated financial statements.

F-68

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 403	Series 404	Series 405	Series 407	Series 412	Series 416
Cash Flows from Operating Activities:
Net income/(loss)	$(390)	-	(110)	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	400	-	120	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	-	10	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	(286,000)	-	(253,000)	-	-	-
Net Cash Provided/(Used) in Investing Activities	(286,000)	-	(253,000)	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	599,560	-	435,500	853,620	-
Proceeds from issuance of Class A ordinary shares	286,000	-	253,000	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	286,100	599,660	253,100	435,600	853,720	100

Net Change in Cash and Cash Equivalents	110	599,660	110	435,600	853,720	100
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$110	599,660	110	435,600	853,720	100

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-69

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 418	Series 419	Series 422	Series 424	Series 425	Series 426
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	100	-	100	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	570,160	-	2,644,400	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	570,260	-	2,644,500	-	-

Net Change in Cash and Cash Equivalents	-	570,260	-	2,644,500	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	570,260	-	2,644,500	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-70

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 427	Series 428	Series 433	Series 434	Series 435	Series 437
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-71

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 440	Series 448	Series 450	Series 454	Series 455	Series 457
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-72

MASTERWORKS VAULT 4, LLC

Consolidated Statement of Cash Flows

For the period from August 4, 2023 (inception) through December 31, 2023

	Series 458	Series 459	Series 460	General	Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	(19,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	19,640
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	90

Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	(13,118,000)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	(13,118,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B Shares	-	-	-	-	2,000
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	5,240,100
Proceeds from issuance of Class A ordinary shares	-	-	-	-	11,032,000
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	2,110,500
Repayment of non-interest bearing advance from affiliate	-	-	-	-	(24,500)
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	18,360,100

Net Change in Cash and Cash Equivalents	-	-	-	-	5,242,190
Cash and Cash Equivalents, beginning of period	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	5,242,190

Non cash investing and financing activities:
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	570,000

The accompanying notes are an integral part of these consolidated financial statements.

F-73

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks Vault 4, LLC (the “Company”) was formed on August 4, 2023 as a Delaware series limited liability company to facilitate investment in individual works of art (each, an “Artwork”) that will be owned by individual series of the Company. We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork that we acquire will be owned by a separate series of the Company. Each series will raise investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended. Each series will issue Class A ordinary shares (“Class A shares”) representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

All the proceeds from a series offering will be used to pay, directly or indirectly, for the acquisition of a single Artwork, and to pay an expense allocation to Masterworks Gallery, LLC (“Gallery”), a subsidiary of Masterworks, LLC (“Masterworks”), equal to 11% of the purchase price of the Artwork (or approximately 10% of the size of the each series offering). The Company is managed by a Board of Managers comprised of three individuals and is administered by Masterworks Administrative Services, LLC (the “Administrator”).

Principles of Consolidation – The consolidated financial statements of each individual series include the accounts of the individual series and a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company (a “SPC”). Each individual series will hold title to the specific Artwork that it acquires in a SPC. When a SPC acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC ordinary shares (“SPC Ordinary shares”) in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering, upon a conversion of Class B ordinary shares or exchange of SPC Preferred shares (as defined in this Note), additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The accounts of any such series and its corresponding SPC represent the consolidated financial statements of such series, due to the fact that any such series treats the corresponding SPC as a consolidated subsidiary in these financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 810-10 Consolidation: Overall (“ASC 810”) . All significant intercompany transactions and balances have been eliminated in consolidation.

The Company reports consolidated financial statements of all its series given that they are under common control. In accordance with ASC 810, reporting entities eliminate intercompany transactions in consolidated financial statements and noncontrolling interest is presented in the consolidated financial statements when a subsidiary of any of the consolidated entities has a noncontrolling interest.

Members’ Liability – The Company is organized as a Delaware series limited liability company, and the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of SPC are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company would only be entitled to recover against assets attributed and credited to the specific series of the Company. As such, the liability of a member of a series of the Company for the financial obligations of the series of the Company is limited to the member’s contribution of capital to such series.

Basis of Accounting and Use of Estimates – The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses in the statements of operations during the applicable period. Actual results could materially differ from those estimates.

Cash – The Company’s cash consists of cash held in a Federal Deposit Insurance Corporation (“FDIC”) insured bank account.

Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase, including investments in money market funds, to be cash equivalents. These investments are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value.

F-74

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Artwork – The Artwork of each series is recorded at cost, which is the purchase price paid for the Artwork plus the Expense Allocation (as defined below), and any other expenditure deemed necessary to bring the Artwork to the intended use (e.g. shipping costs and import taxes). Artwork is determined to have an indefinite life. The Company will review the Artwork for impairment in accordance with the requirements of FASB ASC Subtopic 360-10, Property, Plant, and Equipment: Impairment and Disposal of Long-Lived Assets (“ASC-360”). Those requirements require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the Artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company:

●	Considers whether indicators of impairment are present. Indicators or triggers of impairment management considers are: deteriorating physical condition of the Artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist, and other events, circumstances, or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork, to its carrying value; and

●	If the amount realizable upon sale of the Artwork is deemed to be less than its carrying value, the Company would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s consolidated financial statements. There were no events or circumstances indicating impairment of the Artwork for the period presented.

Expense Allocation – Each series of the Company agreed to pay Gallery an expense allocation payment equal to 11% of the purchase price of the Artwork, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Concentration of Credit Risk – Financial instruments that potentially subject each series of the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the cash of each series of the Company is held by two financial institutions that management believes are of high credit quality in amounts that may exceed federally insured limits at times, but only for a very limited duration. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institution in which it deposits funds and cash is only held for a short duration pending closing or a distribution to members.

F-75

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Class A ordinary Share – Basic earnings (loss) per share is calculated by dividing net income (loss) attributable to Class A ordinary shareholders by the weighted-average number of Class A ordinary shares outstanding during the period.

For diluted earnings per share, the weighted-average share count also includes additional Class A shares that could be issued from:

1.	The exchange of SPC Preferred shares (as defined later in this Note).
2.	The conversion of Class B shares, if any, based on the estimated fair value of the related artwork.

If a Series reports a net loss for the period, diluted earnings per share equals basic earnings per share because the inclusion of potentially dilutive securities would be anti-dilutive.

Income Taxes – The Company is a Delaware series limited liability company, and the Company is treated as a partnership for U.S. tax purposes. Each series is disregarded for income tax purposes. As such, the Company and each of its series are pass-throughs for income tax purposes and generally not subject to federal or state income taxes. Instead, each series’ taxable income or loss—which may differ significantly from the income or loss reported in the financial statements—is allocated to its members and each member is responsible for reporting their share of the series’ taxable income or loss on their federal and state tax returns. Accordingly, no provision for income taxes is reflected in the accompanying financial statements.

For the current tax year and all major taxing jurisdictions, the Administrator has determined that the Company and each series qualify as pass-through entities with no uncertain tax positions requiring recognition in the financial statements. If any series incurs an income tax liability in the future, Interest on the liability will be recorded as interest expense and penalties will be recorded as income tax expense for that series. The Administrator does not anticipate material changes to its assessment of uncertain tax positions in the next twelve months. However, this conclusion may be subject to review and adjustment based on changes in tax laws, regulations, interpretations, or other factors, including the timing of deductions, income allocation across jurisdictions, and compliance with U.S., state, and foreign tax laws.

Unsettled Subscriptions and Investor Subscription Deposits – The unsettled subscriptions and investor subscription deposits, if any, consist of amounts received from potential investors that are expected to be settled in Class A shares of a series at an undetermined future date upon closing of the relevant offering.

Organizational and Offering Costs – The Administrator will pay all of the Company’s ordinary ongoing operating costs and expenses and manage all management services relating to the Company’s business, each series and the Artwork of each series in exchange for SPC Preferred shares as later defined in this Note.

Organizational and offering costs include all expenses relating to the formation of the Company and its series, the qualification of the series’ offerings, and the marketing and distribution of each series’ Class A shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars; mailing and distribution costs; telephones, internet, and other telecommunications costs; all advertising and marketing expenses; charges of experts and fees; expenses and taxes related to the series’ offerings; and qualification of the sale of Class A shares of a series under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company did not pay any of these costs and is not required to reimburse the Administrator for any of these costs. Accordingly, these costs are not included in the Company’s consolidated financial statements.

F-76

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Members’ Equity – Members’ equity for each series is comprised of different types of membership interests: Class A shares, Class B ordinary shares (“Class B shares”), a Class C ordinary share (“Class C share”), as well as SPC preferred shares (“SPC Preferred Shares”) and SPC ordinary shares (“SPC Ordinary shares”) of SPC:

Class A shares - The Class A shares of each series represent in the aggregate 100% of the members’ capital accounts of each such series and an 80% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

The authorized number of Class A shares for each series is limited to the primary offering number of shares plus: (i) the number of Class A shares which may be issued upon exchange of the SPC Preferred shares, plus (ii) shares which may be issued upon conversion of Class B shares. All Class A shares have certain limited voting and approval rights, including for the issuance of additional shares and removing members of the Board of Managers or the Administrator. The Board of Managers controls all other actions as stated in the Company’s amended and restated operating agreement.

Class B shares - The Class B shares of each series initially held by Masterworks Foundry, LLC (“Foundry”) are profit interests that represent a 20% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. In addition, prior to a sale of the Artwork, Class B shares of series may be converted into Class A shares of such series with a value at the time of conversion equal to 20% of the increase in value of the Company’s issued and outstanding Class A and B shares. The authorized number of Class B shares is limited to the number of Class B shares set forth on the Consolidated Statement of Members’ Equity. The convertible Class B shares have no specified exercise date, exercise price, or expiration. Class B shares for any series have 100% of the voting rights prior to the issuance of Class A shares of such series and no voting rights after the issuance of Class A shares of such series.

Class C share - The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

SPC Preferred shares - The SPC Preferred shares have a $20 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the Class A shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), the Administrator, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), the Administrator would exchange its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders. The number of SPC Preferred shares shall be limited to the number of SPC Preferred shares which may be issued pursuant to a management service agreement signed with the Administrator (Note 2).

SPC Ordinary shares - The SPC Ordinary shares represent a 100% residual economic ownership interest in the Segregated Portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares (as defined below), if any. Each Series’ membership interest represented by SPC Ordinary shares is eliminated upon consolidation between each Series and its corresponding SPC.

Revenue Recognition – The Company does not plan to generate a material amount of revenue until the Artwork of any series is sold at some undetermined future date. At the time of sale, revenue will be recognized upon the transfer of the Artwork title to the buyer.

F-77

2. RELATED PARTY TRANSACTIONS

Management services are provided pursuant to a management services agreement among the Company, on behalf of each applicable series, Masterworks Cayman, SPC, on behalf of each applicable segregated portfolio, and the Administrator, which was entered into prior to the initial closing of the initial series offerings, and incorporates a “unitary” fee structure (the “Management Services Agreement”). This means the Administrator will pay all of the ordinary ongoing operating costs and expenses and manage all management services relating to the business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman, SPC (the “SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman, SPC outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. The Company recognizes the management services fees expense at the time of issuance of the related SPC Preferred shares as the requisite service period is considered completed. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. The SPC Preferred shares are recorded using the net asset value effective as of the applicable quarter-end in which the management services fee is due and payable. No management services fees are payable for the period prior to the closing of 95% of the applicable series offering.

The management services fee covers all ordinary operating costs of the Company and each series; however, the Administrator will charge the Company for any extraordinary costs and payments, including costs and payments associated with litigation, arbitration, or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction and for selling the Artwork of each series. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence for the applicable series, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Artwork is sold, and the resulting proceeds can be used to settle the liability to the Administrator. The Administrator may be removed from its role as Administrator if the holders of two-thirds (⅔) of the voting shares of all series of the Company voting as a single class vote to remove and replace the Administrator, which would result in termination of the Management Services Agreement.

Additionally, the Management Services Agreement also provides that the Administrator will pay the Company for the rights to commercialize the Artwork of each series for the duration of the operations of the Company. Each series receives de minimis royalty income from the Administrator each fiscal year.

All balances and transactions denoted as to or from “affiliate” on the accompanying consolidated balance sheet, statement of operations, and statement cash flows represent related party transactions.

F-78

3. FAIR VALUE MEASUREMENTS

Financial assets are recorded at fair value, which is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date.

The accounting guidance establishes a three-tier fair value hierarchy based on the inputs used in valuation:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Observable inputs other than quoted prices, including market data for similar assets or liabilities.

●	Level 3: Unobservable inputs based on management’s estimates, considering valuation risks.

Each series determines fair value using quoted prices, market data, or valuation techniques that prioritize observable inputs while considering counterparty credit risk.

If a series holds financial assets, the following table(s) present their fair value by hierarchy level (in thousands):

	Series 454
	December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Money Market Funds	$2,988,883	$-	$-	$2,988,883

Total Assets	$2,988,883	$-	$-	$2,988,883

F-79

4. RISKS AND UNCERTAINTIES

The nature of the Company’s operations are limited in scope. The Company holds no material assets other than the Artworks beneficially owned by each series, has no employees, and has no debts or contractual obligations, other than a management services agreement pursuant to which the Administrator will provide services that are essential to the Company, such as storage, insurance, display, transport, SEC filings and compliance, and other normal operating services, and the Administrator will fund all of such costs and expenses. As a result of this relationship, the Company is dependent upon the Administrator and is totally reliant on the Administrator to manage its business.

The preparation of the consolidated financial statements requires the use of estimates by management. Although the Artwork of each series is carried at its cost basis, subject to possible impairment, Management must estimate the value of the Artwork to determine the expense associated with fees payable to the Administrator, which are payable in the form of SPC Preferred shares that are convertible to Class A shares, hence, representing membership interests in the Company. The value of Artwork is highly subjective and given that each artwork is unique, there is a risk that management’s estimates are materially incorrect, which would result in an understatement or overstatement of the Company’s expenses. The value of the Artwork of each series estimated by management has no impact on the number of SPC Preferred shares issued or Class A shares issuable upon conversion thereof.

The Company is subject to an exceptionally high level of concentration risk. The Artwork of any Company’s series can decline in value, become worthless or be difficult or impossible to liquidate due to economic factors, trends in the art market generally, trends relating to the genre of the artwork or trends relating to the market for works by the artist that produced the Artwork, as well as changes in the condition of the Artwork and other factors. In periods of global financial weakness and disruption in financial and capital markets, the art market tends to experience declines in transaction volume, making it extremely difficult to liquidate artwork during such periods at acceptable values or at all.

5. SUBSEQUENT EVENTS

Management has evaluated events and transactions that have occurred since December 31, 2024 and reflected their effects, if any, in these statements through March 28, 2025, the date the financial statements were available to be issued, and a summary of material events is set forth below.

The table below shows offerings, which have been qualified after the date of the financial statements through March 28, 2025:

Series	Underlying Asset	Maximum Offering Size	Class A shares	Qualification Date
Series 472	Painting by Edward Ruscha	$666,000	33,300	3/5/2025
Series 473	Painting by Robert Colescott	$333,000	16,650	3/5/2025
Series 477	Painting by Jacqueline Humphries	$444,000	22,200	3/21/2025

F-80

Item 4.	Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A filed on August 10, 2023).*
2.2	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A filed on August 10, 2023).*
4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company’s Form 1-A filed on August 10, 2023).*
6.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A filed on August 10, 2023).*
6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-A filed on August 10, 2023).*
6.3	Form of Management Services Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s Form 1-A filed on August 10, 2023).*
6.4	Form of Amended and Restated Financing, License and Sourcing Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on February 9, 2024).*
6.5	Art Purchase Agreement for Series 376 (incorporated by reference to the copy thereof submitted as Exhibit 6.5 to the Company’s Form 1-A filed on August 10, 2023).*
6.7	Art Purchase Agreement for Series 380 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A POS filed on August 29, 2023).*
6.8	Art Purchase Agreement for Series 381 (incorporated by reference to the copy thereof submitted as Exhibit 6.8 to the Company’s Form 1-A POS filed on August 29, 2023).*
6.9	Art Purchase Agreement for Series 383 (incorporated by reference to the copy thereof submitted as Exhibit 6.9 to the Company’s Form 1-A POS filed on September 11, 2023).*
6.10	Art Purchase Agreement for Series 326 (incorporated by reference to the copy thereof submitted as Exhibit 6.10 to the Company’s Form 1-A POS filed on September 22, 2023).*
6.11	Art Purchase Agreement for Series 385 (incorporated by reference to the copy thereof submitted as Exhibit 6.11 to the Company’s Form 1-A POS filed on September 22, 2023).*
6.12	Art Purchase Agreement for Series 393 (incorporated by reference to the copy thereof submitted as Exhibit 6.12 to the Company’s Form 1-A POS filed on September 22, 2023).*
6.13	Art Purchase Agreement for Series 391 (incorporated by reference to the copy thereof submitted as Exhibit 6.13 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.14	Art Purchase Agreement for Series 403 (incorporated by reference to the copy thereof submitted as Exhibit 6.14 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.15	Art Purchase Agreement for Series 404 (incorporated by reference to the copy thereof submitted as Exhibit 6.15 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.16	Art Purchase Agreement for Series 405 (incorporated by reference to the copy thereof submitted as Exhibit 6.16 to the Company’s Form 1-A POS filed on October 6, 2023).*
6.17	Art Purchase Agreement for Series 387 (incorporated by reference to the copy thereof submitted as Exhibit 6.17 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.18	Art Purchase Agreement for Series 389 (incorporated by reference to the copy thereof submitted as Exhibit 6.18 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.19	Art Purchase Agreement for Series 395 (incorporated by reference to the copy thereof submitted as Exhibit 6.19 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.20	Art Purchase Agreement for Series 407 (incorporated by reference to the copy thereof submitted as Exhibit 6.20 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.21	Art Purchase Agreement for Series 412 (incorporated by reference to the copy thereof submitted as Exhibit 6.21 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.22	Art Purchase Agreement for Series 425 (incorporated by reference to the copy thereof submitted as Exhibit 6.22 to the Company’s Form 1-A POS filed on January 9, 2024).*
6.23	Art Purchase Agreement for Series 419 (incorporated by reference to the copy thereof submitted as Exhibit 6.23 to the Company’s Form 1-A POS filed on November 13, 2023).*
6.24	Art Purchase Agreement for Series 424 (incorporated by reference to the copy thereof submitted as Exhibit 6.24 to the Company’s Form 1-A POS filed on November 22, 2023).*

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6.25	Art Purchase Agreement for Series 392 (incorporated by reference to the copy thereof submitted as Exhibit 6.25 to the Company’s Form 1-A POS filed on December 8, 2023).*
6.26	Art Purchase Agreement for Series 416 (incorporated by reference to the copy thereof submitted as Exhibit 6.26 to the Company’s Form 1-A POS filed on December 8, 2023).*
6.27	Art Purchase Agreement for Series 422 (incorporated by reference to the copy thereof submitted as Exhibit 6.27 to the Company’s Form 1-A POS filed on January 17, 2024).*
6.28	Art Purchase Agreement for Series 426 (incorporated by reference to the copy thereof submitted as Exhibit 6.28 to the Company’s Form 1-A POS filed on February 8, 2024).*
6.29	Art Purchase Agreement for Series 427 (incorporated by reference to the copy thereof submitted as Exhibit 6.29 to the Company’s Form 1-A POS filed on February 8, 2024).*
6.30	Art Purchase Agreement for Series 418 (incorporated by reference to the copy thereof submitted as Exhibit 6.30 to the Company’s Form 1-A POS filed on March 1, 2024).*
6.31	Art Purchase Agreement for Series 428 (incorporated by reference to the copy thereof submitted as Exhibit 6.31 to the Company’s Form 1-A POS filed on March 1, 2024).*
6.32	Art Purchase Agreement for Series 433 (incorporated by reference to the copy thereof submitted as Exhibit 6.32 to the Company’s Form 1-A POS filed on March 12, 2024).*
6.33	Art Purchase Agreement for Series 434 (incorporated by reference to the copy thereof submitted as Exhibit 6.33 to the Company’s Form 1-A POS filed on March 12, 2024).*
6.34	Art Purchase Agreement for Series 435 (incorporated by reference to the copy thereof submitted as Exhibit 6.34 to the Company’s Form 1-A POS filed on March 12, 2024).*
6.35	Art Purchase Agreement for Series 437 (incorporated by reference to the copy thereof submitted as Exhibit 6.35 to the Company’s Form 1-A POS filed on March 26, 2024).*
6.36	Art Purchase Agreement for Series 440 (incorporated by reference to the copy thereof submitted as Exhibit 6.36 to the Company’s Form 1-A POS filed on March 26, 2024).*
6.37	Art Purchase Agreement for Series 356 (incorporated by reference to the copy thereof submitted as Exhibit 6.37 to the Company’s Form 1-A POS filed on April 26, 2024).*
6.38	Art Purchase Agreement for Series 361 (incorporated by reference to the copy thereof submitted as Exhibit 6.38 to the Company’s Form 1-A POS filed on April 26, 2024).*
6.39	Art Purchase Agreement for Series 363 (incorporated by reference to the copy thereof submitted as Exhibit 6.39 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.40	Art Purchase Agreement for Series 366 (incorporated by reference to the copy thereof submitted as Exhibit 6.40 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.41	Art Purchase Agreement for Series 367 (incorporated by reference to the copy thereof submitted as Exhibit 6.41 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.42	Art Purchase Agreement for Series 368 (incorporated by reference to the copy thereof submitted as Exhibit 6.42 to the Company’s Form 1-A POS filed on May 23, 2024).*
6.43	Art Purchase Agreement for Series 448 (incorporated by reference to the copy thereof submitted as Exhibit 6.43 to the Company’s Form 1-A POS filed on August 7, 2024).*
6.44	Art Purchase Agreement for Series 450 (incorporated by reference to the copy thereof submitted as Exhibit 6.44 to the Company’s Form 1-A POS filed on September 13, 2024).*
6.45	Art Purchase Agreement for Series 454 (incorporated by reference to the copy thereof submitted as Exhibit 6.45 to the Company’s Form 1-A POS filed on October 8, 2024).*
6.46	Art Purchase Agreement for Series 455 (incorporated by reference to the copy thereof submitted as Exhibit 6.46 to the Company’s Form 1-A POS filed on October 22, 2024).*
6.47	Art Purchase Agreement for Series 457 (incorporated by reference to the copy thereof submitted as Exhibit 6.47 to the Company’s Form 1-A POS filed on November 26, 2024).*
6.48	Art Purchase Agreement for Series 458 (incorporated by reference to the copy thereof submitted as Exhibit 6.48 to the Company’s Form 1-A POS filed on November 26, 2024).*
6.49	Art Purchase Agreement for Series 459 (incorporated by reference to the copy thereof submitted as Exhibit 6.49 to the Company’s Form 1-A POS filed on November 26, 2024).*
6.50	Art Purchase Agreement for Series 460 (incorporated by reference to the copy thereof submitted as Exhibit 6.50 to the Company’s Form 1-A POS filed on November 26, 2024).*

* Filed Previously

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Masterworks Vault 4, LLC

By:	/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel & Secretary

Pursuant to the requirements of Regulation A, this Report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nigel S. Glenday	Chief Executive Officer	March 28, 2025
Nigel S. Glenday	(Principal Executive Officer)

/s/ Nigel S. Glenday	Chief Financial Officer (Principal Financial Officer	March 28, 2025
Nigel S. Glenday	and Principal Accounting Officer) and Member of Board of Managers

/s/ Joshua B. Goldstein	Member of the Board of Managers	March 28, 2025
Joshua B. Goldstein

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